UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2015

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2015, CytoDyn Inc. (the “Company”) issued approximately $1.0 million in aggregate principal amount of unsecured convertible promissory notes (the “Notes”) and related warrants (the “Warrants”) to purchase common stock of the Company (the “Common Stock”) in a private placement to various accredited investors, pursuant to subscription agreements entered into with each (collectively, the “Subscription Agreements”), in exchange for cash in an equal amount. The issuance was part of a broader offering of up to $4.0 million in aggregate principal amount of Notes and related Warrants (the “Offering”). The proceeds of the Offering are anticipated to be used for general working capital and to fund clinical trials.

The Notes are the general unsecured obligations of the Company and rank pari passu with the Company’s other existing unsecured convertible promissory notes. The principal amount of the Notes plus unpaid accrued interest is convertible at the election of the holders into shares of Common Stock at any time prior to maturity at an initial conversion price of $0.75 per share. The Notes bear simple interest at the annual rate of 7.0%. Principal and accrued interest, to the extent not previously paid in cash or converted, is due and payable in full six months from the date of issuance of the Notes.

The Notes include events of default for nonpayment of principal or interest when due, upon which the payment of principal and interest may be accelerated. If any payment of principal or interest is more than ten days late, in addition to any other available remedies, holders are entitled to a late charge equal to two percent of the payment. Prepayment by the Company is permitted without penalty upon 10 days prior written notice to investors.

Conversion rights under the Notes and the issuance of related Warrants are described under Items 3.02, which information is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Common Stock Underlying Notes and Warrants

On April 30, 2015, the Company sold approximately $1.0 million in aggregate principal amount of Notes and related Warrants, as part of a broader Offering of up to $4.0 million to various accredited investors. The principal amount of the Notes plus unpaid accrued interest is convertible at the election of the holders into shares of Common Stock at any time prior to maturity, at an initial conversion price of $0.75 per share, with an aggregate of 1,373,060 shares of the Company’s Common Stock underlying the Notes issued on April 30, 2015. Additional terms of the Notes and the Offering are described under Item 2.03 above, which information is incorporated herein by reference.

As part of the investment in the Notes, the Company is also issuing Warrants exercisable for 20% of the shares into which the Notes are convertible, with Warrants for an aggregate of 274,606 shares of Common Stock issued on April 30, 2015. The Warrants are exercisable at a price of $0.75 per share. The Warrants are currently exercisable in full and will expire five years from the date of issuance.

In consideration for the services provided by it in the Offering, the placement agent will receive warrants to purchase Common Stock, exercisable for 10% of the shares of Common Stock into which the Notes sold are convertible. The term and exercise price of the placement agent warrants are the same as the Warrants issued to the other investors in the Offering. In addition to the placement agent warrants, the placement agent is also entitled to cash fees equal to 10% of the gross proceeds received by the Company, as well as a non-accountable expense fee of $25,000, which was paid on April 30, 2015.

Each of the investors in the Offering has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the Note and Warrants.

The foregoing description of the Offering, the Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, the Warrants and the Subscription Agreements, the forms of each of which are attached as Exhibits 4.1 and 10.1 and are incorporated herein by reference.

Common Stock Underlying Existing Notes

As previously reported in the Current Reports on Form 8-K filed by the Company on October 1, 2014 and February 11, 2015 (together, the “Prior 8-Ks”), the Company has an aggregate of $3.5 million in convertible promissory notes outstanding (the “Existing Notes”) to Alpha Venture Capital Partners, L.P. (“AVCP”). As described in the Prior 8-Ks, the conversion price of the Existing Notes, which was originally $1.00 per share, is subject to reduction to a price per share of Common Stock that is 10% below the lowest sale price that is below $.9444 per share, for shares of Common Stock sold or deemed sold in subsequent securities offerings.

As a result of the Offering, effective April 30, 2015, the conversion price of the Existing Notes has been reduced to $0.675 per share of Common Stock, which is 90% of the weighted average price of $0.75 for Common Stock deemed sold in the Offering. The decrease in the conversion price has caused an increase in the number of shares of Common Stock underlying the Existing Notes, from 3,500,000 to 5,185,185 shares of Common Stock.

The foregoing description of the Existing Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Existing Notes. For additional information regarding the terms of the Existing Notes, refer to the Prior 8-Ks and to the exhibits attached thereto, including the Existing Notes, which are incorporated herein by reference.

Item 8.01. Other Events.

On May 4, 2015, the Company issued a press release discussing its upcoming clinical trial plans with its lead product candidate, PRO 140, for patients with HIV and announced the details of a related conference call to be held on May 5, 2015. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note and Warrant to Purchase Common Stock

10.1	Form of Subscription Agreement

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: May 5, 2015	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Promissory Note and Warrant to Purchase Common Stock

10.1	Form of Subscription Agreement

99.1	Press Release